Exhibit 99.1

Press Release

Clean Harbors Announces Second-Quarter 2020 Financial Results

•	Reports Q2 Revenues of $710.0 Million

•	Posts Q2 Net Income of $29.0 Million, or EPS of $0.52

•	Achieves Adjusted EBITDA of $135.5 Million, Which Includes $23.4 Million of Assistance from Government Programs

•	Generates $50 Million in Q2 Decontamination Emergency Response Work

•	Delivers Strong Free Cash Flow Through Cost Controls and Reduced Capital Spending

•	Maintains Strong Balance Sheet with $507 Million in Cash and Marketable Securities

•	Reestablishes 2020 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – August 5, 2020 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2020.

“Our second-quarter results demonstrate the resiliency of our business model and our organization’s ability to effectively respond to a crisis,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “The COVID-19 pandemic forced shutdowns across North America, which began to impact many of our markets and customers. In response, we enacted a comprehensive series of actions, including developing safety protocols to protect our workforce, rapidly reducing costs, lowering our capital spending, partially shutting down work locations, temporarily closing nearly half our re-refinery capacity and launching a comprehensive COVID-19 emergency response service offering.”

Second-Quarter 2020 Results

Revenues were $710.0 million compared with $868.7 million in the same period of 2019. Income from operations was $60.2 million compared with $73.0 million in the second quarter of 2019.

Net income was $29.0 million, or $0.52 per diluted share. This compares with net income of $36.2 million, or $0.65 per diluted share, for the same period in 2019. Adjusted for certain items in both periods, adjusted net income was $28.9 million, or $0.52 per diluted share, for the second quarter of 2020, compared with adjusted net income of $36.9 million, or $0.66 per diluted share, in the same period of 2019. (See reconciliation table below)

Adjusted EBITDA (see description below) was $135.5 million compared with $149.8 million in the same period of 2019.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q2 2020 Review

“While overall profitability for the company was lower compared with a year ago, our Environmental Services segment achieved a 17% increase in Adjusted EBITDA, driven in part by our disposal facilities and decontamination work,” McKim said. “Incineration utilization was a robust 87% as we continued to capture high-value waste streams across our network and capitalized on the strong backlog we had entering the quarter. Landfill volumes were down 24% due to the COVID-19 related deferral of some remediation and waste projects, but our base business remained stable. Field Services revenue grew nearly 50% from a year ago as we generated $50 million in pandemic-related work in the quarter. We have now completed more than 7,000 COVID-19 responses. Certain portions of our Environmental Services segment, including Industrial Services and other lines of business, such as household hazardous waste and lab pack, were negatively impacted as a result of the virus outbreak.

“The pandemic also adversely impacted our Safety-Kleen segment as shelter-in-place restrictions imposed early in the quarter substantially lowered vehicle miles driven across much of the U.S. This resulted in a reduction in near-term demand for core offerings in our Safety-Kleen branch network as well as for base oil and finished lubricants in our Safety-Kleen Oil business,” McKim said. “Safety-Kleen revenue was down 30% from a year ago with Adjusted EBITDA declining 41%. Aggressive cost actions enabled us to partly offset lower revenue in this segment. We also significantly raised our charge-for-oil (CFO) rates for used motor oil (UMO) as crude oil prices crashed and demand for our re-refined lube oil products and other outlets for waste oil shuttered.”

Business Outlook and Financial Guidance

“As we enter the second half of 2020, we believe we have positioned ourselves well for the current economic environment,” McKim said. “Within multiple parts of our business, we have seen a measurable recovery from the lows we experienced in April as both the U.S. and Canadian economies reopened in subsequent months. While localized outbreaks have threatened to stall the progress in certain states or regions, we believe that the prudent cost actions we have taken should enable us to weather virus-related slowdowns. In addition, our emergency response business is partially offsetting lost revenue in other parts of our business. We will continue to pursue opportunities for disinfection, decontamination and disposal with impacted customers going forward.

“Within Environmental Services, our recycling and disposal network continues to see a steady flow of waste volumes, with no meaningful decline from most of our large-quantity generators. We are experiencing project delays due to the virus, and some Chemical customers have recently slowed production. While that may limit our high-margin volumes in the short-term, other parts of this segment, including Industrial Services and Technical Services, are expected to ramp up in the second half of this year. Field Services is on track for a strong 2020, with anticipated COVID-related revenue of approximately $100 million for the full year.

“Within Safety-Kleen, we began the third quarter on a positive trajectory, but still remain below prior year levels. The branch business continues to improve as summer-related driving increases demand for our services. We are monitoring the impact of new shelter-in-place mandates, but the recent rise in COVID cases so far has not derailed our recovery in the Safety-Kleen branch business. For Safety-Kleen Oil, we have seen base oil and lubricant demand rebound and we restarted production in July at two of the four re-refineries that we had temporarily closed. We will continue to actively manage our CFO rates to reflect the value of the waste oil and the collection services we are providing.

“Based on the visibility into our business and end markets, we are reestablishing annual guidance. Despite continued economic uncertainties, we are confident that we can achieve these new targets given our market leadership and the actions we have taken in response to the pandemic,” McKim concluded.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Based on its year-to-date financial performance and current market conditions, for 2020 Clean Harbors expects:

•	Adjusted EBITDA in the range of $470 million to $500 million, based on anticipated 2020 GAAP net income in the range of $53 million to $84 million; and

•	Adjusted free cash flow in the range of $200 million to $230 million, based on anticipated 2020 net cash from operating activities in the range of $355 million to $405 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2020 and 2019 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income	$29,023	$36,244	$40,595	$37,220
Accretion of environmental liabilities	2,766	2,560	5,327	5,134
Depreciation and amortization	72,494	74,217	147,027	149,572
Other expense (income), net	500	564	2,865	(2,419)
Loss on sale of businesses	184	—	3,258	—
Interest expense, net	18,654	20,215	37,441	39,979
Provision for income taxes	11,859	16,025	21,557	22,002
Adjusted EBITDA	$135,480	$149,825	$258,070	$251,488
Adjusted EBITDA Margin	19.1%	17.2%	16.5%	15.2%

This press release includes a discussion of net income and earnings per share adjusted for the loss on sale of businesses, net of tax and the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three and six months ended June 30, 2020 and 2019 (in thousands, except per share amounts):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Adjusted net income
Net income	$29,023	$36,244	$40,595	$37,220
Loss on sale of businesses	184	—	3,258	—
Tax-related valuation allowances	(305)	656	626	4,762
Adjusted net income	$28,902	$36,900	$44,479	$41,982
Adjusted earnings per share
Earnings per share	$0.52	$0.65	$0.73	$0.66
Loss on sale of businesses	—	—	0.06	—
Tax-related valuation allowances	—	0.01	0.01	0.09
Adjusted earnings per share	$0.52	$0.66	$0.80	$0.75

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in the current period have also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and six months ended June 30, 2020 and 2019 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Adjusted free cash flow
Net cash from operating activities	$139,805	$108,730	$173,486	$138,470
Additions to property, plant and equipment	(42,954)	(59,425)	(125,721)	(118,372)
Purchase and capital improvements of corporate HQ	345	—	21,080	—
Proceeds from sale and disposal of fixed assets	951	3,068	3,101	7,389
Adjusted free cash flow	$98,147	$52,373	$71,946	$27,487

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2020
Projected GAAP net income	$53	to	$84
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	295	to	285
Other expense, net	3	to	3
Loss on sale of businesses	3	to	3
Interest expense, net	74	to	73
Provision for income taxes	31	to	42
Projected Adjusted EBITDA	$470	to	$500

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2020
Projected net cash from operating activities	$355	to	$405
Additions to property, plant and equipment	(186)	to	(206)
Purchase and capital improvements of corporate headquarters	21	to	21
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$200	to	$230

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the risks and uncertainties surrounding COVID-19 and the related impact on the Company’s business, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues	$710,000	$868,678	$1,568,563	$1,649,517
Cost of revenues (exclusive of items shown separately below)	470,681	594,933	1,077,347	1,159,297
Selling, general and administrative expenses	103,839	123,920	233,146	238,732
Accretion of environmental liabilities	2,766	2,560	5,327	5,134
Depreciation and amortization	72,494	74,217	147,027	149,572
Income from operations	60,220	73,048	105,716	96,782
Other (expense) income, net	(500)	(564)	(2,865)	2,419
Loss on sale of businesses	(184)	—	(3,258)	—
Interest expense, net	(18,654)	(20,215)	(37,441)	(39,979)
Income before provision for income taxes	40,882	52,269	62,152	59,222
Provision for income taxes	11,859	16,025	21,557	22,002
Net income	$29,023	$36,244	$40,595	$37,220
Earnings per share:
Basic	$0.52	$0.65	$0.73	$0.67
Diluted	$0.52	$0.65	$0.73	$0.66

Shares used to compute earnings per share — Basic	55,590	55,875	55,673	55,861
Shares used to compute earnings per share — Diluted	55,748	56,066	55,882	56,001

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$447,366	$371,991
Short-term marketable securities	59,326	42,421
Accounts receivable, net	572,373	644,738
Unbilled accounts receivable	44,761	56,326
Deferred costs	18,715	21,746
Inventories and supplies	219,808	214,744
Prepaid expenses and other current assets	69,455	48,942
Total current assets	1,431,804	1,400,908
Property, plant and equipment, net	1,553,808	1,588,151

Other assets:
Operating lease right-of-use assets	153,522	162,206
Goodwill	523,154	525,013
Permits and other intangibles, net	400,448	419,066
Other	14,893	13,560
Total other assets	1,092,017	1,119,845
Total assets	$4,077,629	$4,108,904
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	188,340	298,375
Deferred revenue	61,902	73,370
Accrued expenses	289,414	276,540
Current portion of closure, post-closure and remedial liabilities	19,129	23,301
Current portion of operating lease liabilities	38,620	40,979
Total current liabilities	604,940	720,100
Other liabilities:
Closure and post-closure liabilities, less current portion	76,933	68,368
Remedial liabilities, less current portion	99,062	98,155
Long-term obligations, less current portion	1,626,871	1,554,116
Operating lease liabilities, less current portion	115,089	121,020
Deferred taxes, unrecognized tax benefits and other long-term liabilities	300,763	277,332
Total other liabilities	2,218,718	2,118,991
Total stockholders’ equity, net	1,253,971	1,269,813
Total liabilities and stockholders’ equity	$4,077,629	$4,108,904

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended:
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net income	$40,595	$37,220
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	147,027	149,572
Allowance for doubtful accounts	9,006	(2,233)
Amortization of deferred financing costs and debt discount	1,787	2,000
Accretion of environmental liabilities	5,327	5,134
Changes in environmental liability estimates	5,607	(748)
Deferred income taxes	—	(1,636)
Other expense (income), net	2,865	(2,419)
Stock-based compensation	6,077	9,643
Loss on sale of businesses	3,258	—
Environmental expenditures	(6,104)	(6,134)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	67,540	(13,284)
Inventories and supplies	(9,024)	(4,129)
Other current assets and non-current assets	(25,840)	(10,706)
Accounts payable	(82,134)	(20,915)
Other current and long-term liabilities	7,499	(2,895)
Net cash from operating activities	173,486	138,470
Cash flows used in investing activities:
Additions to property, plant and equipment	(125,721)	(118,372)
Proceeds from sale and disposal of fixed assets	3,101	7,389
Acquisitions, net of cash acquired	(8,877)	(29,479)
Proceeds from sale of businesses, net of transactional costs	7,753	—
Additions to intangible assets, including costs to obtain or renew permits	(1,242)	(1,923)
Proceeds from sale of available-for-sale securities	28,851	26,518
Purchases of available-for-sale securities	(45,550)	(24,001)
Net cash used in investing activities	(141,685)	(139,868)
Cash flows from (used in) financing activities:
Change in uncashed checks	(1,689)	(3,514)
Tax payments related to withholdings on vested restricted stock	(3,395)	(4,980)
Repurchases of common stock	(17,341)	(11,272)
Payments on finance leases	(1,790)	(259)
Principal payments on debt	(3,768)	(3,768)
Borrowing from revolving credit facility	150,000	—
Payment on revolving credit facility	(75,000)	—
Net cash from (used in) financing activities	47,017	(23,793)
Effect of exchange rate change on cash	(3,443)	3,139
Increase (decrease) in cash and cash equivalents	75,375	(22,052)
Cash and cash equivalents, beginning of year	371,991	226,507
Cash and cash equivalents, end of year	$447,366	$204,455

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$38,327	$39,369
Income taxes paid	1,478	12,697
Non-cash investing activities:
Property, plant and equipment accrued	7,421	14,103
ROU assets obtained in exchange for operating lease liabilities	16,216	5,575
ROU assets obtained in exchange for finance lease liabilities	16,452	23,027

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	June 30, 2020			June 30, 2019
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$464,354	$32,560	$496,914	$526,294	$36,782	$563,076
Safety-Kleen	245,590	(31,034)	214,556	342,182	(36,198)	305,984
Corporate Items	56	(1,526)	(1,470)	202	(584)	(382)
Total	$710,000	$—	$710,000	$868,678	$—	$868,678

	For the Six Months Ended:
Revenue	June 30, 2020			June 30, 2019
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$992,458	$70,818	$1,063,276	$999,992	$72,106	$1,072,098
Safety-Kleen	575,959	(68,191)	507,768	648,729	(70,268)	578,461
Corporate Items	146	(2,627)	(2,481)	796	(1,838)	(1,042)
Total	$1,568,563	$—	$1,568,563	$1,649,517	$—	$1,649,517

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Environmental Services	$138,083	$117,868	$246,997	$207,378
Safety-Kleen	46,589	79,459	107,737	134,252
Corporate Items	(49,192)	(47,502)	(96,664)	(90,142)
Total	$135,480	$149,825	$258,070	$251,488

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com